CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Scott & Stringfellow Financial, Inc.

We consent to the incorporation by reference in the registration statements (No. 33-23535 and No. 33-54700) on Form S-8 of Scott & Stringfellow Financial, Inc. of our report dated August 5, 1997, relating to the consolidated statements of financial condition of Scott & Stringfellow Financial, Inc. and subsidiaries as of June 27, 1997 and June 28, 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended June 27, 1997, June 28, 1996, and June 30, 1995, and our report dated August 5, 1997 on the financial statement Schedule I as of June 27, 1997 and June 28, 1996 and for the years ended June 27, 1997, June 28, 1996, and June 30, 1995, which reports appear or are incorporated by reference in the June 27, 1997 annual report on Form 10-K of Scott & Stringfellow Financial, Inc.



/s/KPMG Peat Marwick LLP
------------------------


Richmond, Virginia
September 22, 1997